Exhibit 99.8



                       GUARANTEE AND POSTPONEMENT OF CLAIM


TO: WASANDA ENTERPRISES INC.


     WHEREAS WASANDA ENTERPRISES INC., (hereinafter called the "Lender") agreed to provide financial support to D'Angelo Brands Ltd. and D'Angelo Brands, Inc. (hereinafter collectively called the "Borrower");

     AND WHEREAS providing financial support by the Lender to the Borrower is acknowledged to be of personal benefit to the undersigned;

     AND WHEREAS the Lender has required that the undersigned guarantee re-payment to the Lender of the obligations and liabilities of the Borrower as a condition for providing such financial support;

     AND WHEREAS the undersigned have therefore agreed to provide the within guarantee;

     NOW THEREFORE in consideration of your providing financial support to the Borrower, other good and valuable consideration and the sum of Two Dollars ($2.00), paid by the Lender to us, the receipt and sufficiency of which are hereby acknowledged, the undersigned (hereinafter collectively called the "Guarantors") hereby declare, covenant and agree as follows:

1. In this Guarantee and Postponement of Claim the following words shall have the following meanings:

     (a)  "Credit" means financial accommodation of any kind whatsoever.

     (b) "Indebtedness" means all present and future indebtedness, liabilities and obligations of every kind, nature and description whatsoever, whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, of the Borrower to the Lender including, without limitation, amounts due and owing to the Lender by the Borrower from time to time pursuant to the terms of a debenture of even date made by the Borrower in favour of the Lender, as holder thereof together with interest and compound interest thereon.

2. Without further authorization from or notice to the Guarantors, you may grant Credit and advance funds to the Borrower from time to time, either before or after revocation hereof, and in such manner, upon such terms and for such times as you deem best, and with or without notice to the Guarantors you may alter, compromise, accelerate, extend or change the time or manner for the payment by the Borrower or by any person or persons liable to you for any Indebtedness hereby guaranteed, increase or reduce the rate of interest thereon, release or add one or more guarantors or endorsers, accept additional or substituted security, or release or subordinate any security. No exercise or non-exercise by you of any right hereby given you, no dealing by you with the Borrower or any guarantor or endorser and no change, impairment or suspension of any right or remedy you may have against any person or persons shall in any way affect any of the Guarantors' obligations hereunder or any security furnished by the Guarantors or give the Guarantors any recourse against you.

3. The Guarantors jointly and severally unconditionally and irrevocably guarantee and promise to pay to you or your order, on demand, as primary obligors and not merely as sureties, each item of Indebtedness hereby guaranteed, interest thereon, and all costs, charges and expenses which may be incurred by you in respect of any Indebtedness of the Borrower hereby guaranteed or in enforcing this Guarantee against the Guarantors and promise to perform each guaranteed obligation when due. Notwithstanding the foregoing, the liability of Giuseppe D'Angelo hereunder shall be limited to the security granted by him in support of this Guarantee, being a collateral mortgage on the property legally described as Part Lot 23, Concession 3, FTB Township of York, City of Toronto

4. The obligations of the Guarantors under this Guarantee are continuing, unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged, determined, diminished, limited or otherwise affected by and the rights of the Lender hereunder shall not be prejudiced by:

     (a) any extension, other indulgence, renewal, settlement, discharge, compromise, waiver, subordination or release in respect of any item of Indebtedness, security, person or otherwise;

     (b) any modification or amendment of or supplement to any item of Indebtedness, including any increase or decrease in the principal, the rates of interest or other amounts payable thereunder;

     (c) any release, non-perfection or invalidity of any direct or indirect security for any item of Indebtedness;

     (d) the discontinuance of this Guarantee as to one or more other Guarantors or by the death or loss or diminution of capacity or cessation of corporate existence, as the case may be, of the Borrower, or by the death or loss or diminution of capacity or cessation of corporate existence, as the case may be, of any other Guarantor;

     (e) the existence of any claim, set-off or other rights which the Guarantors or any of them may have at any time against the Borrower, the Lender or any other person, whether in connection herewith or any unrelated transactions;

     (f) any invalidity, illegality or unenforceability relating to or against the Borrower or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of the principal or interest under any item of Indebtedness;

     (g) any limitation, postponement, prohibition, subordination or other restriction on the rights of the Lender to payment of any item of Indebtedness;

     (h) any release, substitution or addition of any co-signer, endorser or other guarantor of any item of Indebtedness;

     (i) any defence arising by reason of any failure of the Lender to make any presentment, demand for performance, notice of non-performance, protest, and any other notice, including notice of all of the following: acceptance of this Guarantee, partial payment or non-payment of all or any part of any item of Indebtedness;

     (j) any defence arising by reason of any failure of the Lender to proceed against the Borrower or any other person, to proceed against, apply or exhaust any security held from the Borrower or any other person for any item of Indebtedness, to proceed against, apply or exhaust any security held from the Guarantors or any other person for this Guarantee or to pursue any other remedy in the power of the Lender whatsoever;

     (k) any law which provides that the obligation of a guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal obligation or which reduces a guarantor's obligation in proportion to the principal obligation;

     (l) any defence arising by reason of any incapacity, lack of authority, or other defence of the Borrower or any other person, or by reason of any limitation, postponement, prohibition on the Lender's right to payment of any item of Indebtedness or any part thereof, or by reason of the cessation from any cause whatsoever of the liability of the Borrower or any other person with respect to all or any part of any item of Indebtedness or by reason of any act or omission of the Lender or others which directly or indirectly results in the discharge or release of the Borrower or any other person or all or any part of any item of Indebtedness or any security or guarantee therefor, whether by contract, operation of law or otherwise;


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     (m)  any defence  arising by reason of any failure by the Lender to obtain, record, complete, perfect or maintain a perfected or prior (or any) security interest in or lien or encumbrance upon any property of the Borrower, the Guarantors or any other person, or by reason of any interest of the Lender in any property, whether as owner thereof or the holder of a security interest therein or a lien or encumbrance
          thereon,   being   invalidated,   voided,   declared   fraudulent   or
          preferential or otherwise set aside, or by reason of any impairment by the Lender of any right to recourse or collateral;

     (n) any defence arising by reason of the failure of the Lender to marshall any assets;

     (o) any defence based upon any failure of the Lender to give to the Borrower or any Guarantor notice of any sale or other disposition of any property securing any or all of any item of Indebtedness or any guarantee thereof, or any defect in any notice that may be given in connection with any sale or other disposition of any such property;

     (p) any dealing whatsoever with the Borrower or any other person or any security, or any failure to do so;

     (q) any defence based upon or arising out of any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Borrower, any Guarantor or any other person, including any discharge of, or bar against collecting, any item of Indebtedness, in or as a result of any such proceeding; or

     (r) any other act or omission to act or delay of any kind by the Borrower, the Lender or any other person or any other circumstance whatsoever, whether similar or dissimilar to the foregoing, which might, but for the provisions of this Section 4 or any other Section of this Guarantee, constitute a legal or equitable discharge, limitation or reduction of a Guarantors' obligations hereunder (other than the payment or extinguishments in full of all of the Indebtedness).

     The foregoing provisions apply (and the foregoing waivers will be effective) even if the effect of any action (or failure to take action) by the Lender is to destroy or diminish the Guarantors' subrogation rights, the Guarantors' rights to proceed against the Borrower for reimbursement, the Guarantors' rights to recover contribution from any other guarantor or any other right or remedy. The Guarantors hereby waive any objection to or any defence based upon any or all of the foregoing, to the fullest extent permitted by law.

5. This shall be a continuing guarantee and shall cover and secure any ultimate balance owing to you, but you shall not be obliged to take any action or exhaust your recourse against the Borrower, any other Guarantor, any other person, firm or corporation, or any securities you may hold at any time nor to value such securities before requiring or being entitled to payment from each Guarantor of all Indebtedness hereby guaranteed.

6. Upon this Guarantee bearing the signature of the Guarantors coming into your hands or the hands of any officer, agent or employee thereof, the same shall be deemed to be finally executed and delivered by the Guarantors and shall not be subject to or affected by any promise or condition affecting or limiting the Guarantors' liability except as set forth herein, and no statement, representation, agreement or promise on the part of any officer, employee or agent of the Lender, unless contained herein, forms any part of this contract or has induced the making thereof or shall be deemed in any way to affect the Guarantors' liability hereunder.

7. No delay on the part of the Lender in exercising any of its options, powers or rights, or partial or single exercise thereof, will constitute a waiver thereof. No waiver or any of its rights hereunder, and no modification or amendment of this Guarantee, will be made by or will be binding against the Lender unless the same will be in writing, duly signed on behalf of the Lender and the Guarantors and each such waiver, if any, will apply only with respect to the specific instance involved, and will in no way impair the rights of the Lender or the liabilities of the Guarantors to the Lender in any other respect at any other time.

8. Notwithstanding any payment made by the Guarantors or any of them under this Guarantee or any set-off or application of funds of the Guarantors or any of them by the Lender, the Guarantors will have no right of subrogation to, and waive, to the fullest extent permitted by law, any right to enforce any remedy which the Lender now has or may hereafter have against the Borrower, until all of the items of Indebtedness have been indefeasibly paid in full; and until that time, the Guarantors waive any benefit of, and any right to participate in, any security, whether real or personal property, now or hereafter held by the Lender for the Indebtedness.

9. All moneys and credits in fact borrowed or obtained by the Borrower from the Lender will be deemed to form part of the Indebtedness notwithstanding any incapacity, disability or lack or limitation of status or power of the Borrower or of the directors, officers, employees, partners or agents thereof, or that the Borrower may not be a legal entity, or any irregularity, defect or informality in the borrowing or obtaining of such moneys or credits. Any amount which may not be recoverable from the Guarantors by the Lender on the basis of a guarantee will be recoverable by the Lender from the Guarantors as principal debtor in respect thereof and will be paid to the Lender forthwith after demand therefor as herein provided.

10. You shall be at liberty (without in any way prejudicing or affecting your rights hereunder) to appropriate any payment made or moneys received to any portion of the Indebtedness hereby guaranteed whether then due or to become due, and from time to time to revoke or alter any such appropriation, all as you shall from time to time in your uncontrolled discretion see fit.

11. In the event that the Borrower is a corporation or a partnership, no change in the existence, structure, constitution, name, objects, share capital, business, membership, directorate powers, organization, management, ownership or control of the Borrower shall in any way affect the obligations of the Guarantors, either with respect to transactions occurring before or after any such change, it being understood that where the Borrower is a partnership or corporation, this Guarantee is to extend to the person or persons or corporation for the time being and from time to time carrying on the business now carried on by the Borrower notwithstanding any change or changes in the name or membership of the Borrower's firm or in the name of the corporate Borrower, and notwithstanding any reorganization of the corporate Borrower, or its amalgamation with another or others or the sale or disposal of its business in whole or in part to another or others.

12. Where the Borrower is a corporation or partnership or an entity, you shall not be concerned to see or inquire into the powers of the Borrower or its directors, partners or agents acting or purporting to act on its behalf, and Credit in fact obtained from you in the professed exercise of such powers shall be deemed to form part of the Indebtedness hereby guaranteed even though the borrowing or obtaining of such Credit was irregularly, fraudulently, defectively or informally effected, or in excess of the powers of the Borrower or of the directors, partners or agents thereof. The Guarantors warrant and represent that they are fully authorized by law to execute this Guarantee of Credit to be granted to the Borrower.

13. The statement in writing of you or of any of your authorized officers from time to time of the Indebtedness of the Borrower to you and covered by this Guarantee shall be received as prima facie evidence as against the Guarantors that such amount is at such time so due and payable to you and is covered hereby. Any account settled or stated between the Borrower and the Lender shall be accepted by the Guarantors as prima facie evidence that the amount thereof is so due.

14. All indebtedness, present and future, of the Borrower to the Guarantors is hereby assigned to you and postponed to the present and future Indebtedness of the Borrower to you and all moneys received from the Borrower or for his account by the Guarantors shall be received in trust for you, and forthwith upon receipt, paid over to you until the Borrower's Indebtedness to you is fully paid and satisfied, all without prejudice to you and without in any way limiting or lessening the liability of the undersigned to you under this Guarantee. If the Borrower is a partnership of which a Guarantor is a member, the Guarantors will not, without the prior written consent of one of your duly authorized officers, withdraw any capital of such Guarantor invested with the Borrower.

15. Upon the bankruptcy, insolvency, receivership, reorganization, winding up or other distribution of assets of the Borrower or any surety or guarantor for any Indebtedness of the Borrower to you, your rights shall not be affected, released, discharged, diminished, limited or impaired nor shall they be affected, released, discharged, diminished, limited or impaired by your omission to prove your claim or to prove your full claim and you may prove such claim as you see fit and may refrain from proving any claim, and in your discretion you may value as you see fit or refrain from valuing any security or securities held by you without in any way releasing, reducing or otherwise affecting the Guarantors' liability to you and until all Indebtedness of the Borrower to you has been fully paid to you, you shall have the right to include in your claim the amount of all sums paid by the Guarantors to you under this Guarantee and to prove and rank for such sums paid by the Guarantors and to receive the full amount of all dividends in respect thereto being hereby assigned and transferred to you. The Guarantors shall not be released from liability if recovery from the Borrower, any other Guarantor or any other person becomes barred by any Statute of Limitations or is otherwise prevented.

16. The Guarantors will file all claims against the Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law upon any Indebtedness of the Borrower to the Guarantors and will assign to you all of the Guarantors' rights thereunder. If the Guarantors do not file any such claim, you, as attorney in fact of the Guarantors, are hereby authorized to do so in the name of the Guarantors or in your discretion to assign the claim to and cause proof of claim to be filed in the name of your nominee. In all such cases, whether in administration, bankruptcy, or otherwise, the person or persons authorized to pay such claim shall pay to you the full amount payable on the claim in the proceeding before making any payment to the Guarantors, and to the full extent necessary for that purpose the Guarantors hereby assign to you all the Guarantors' right to any payments or distributions to which the Guarantors otherwise would be entitled. If the amount so paid is greater than the guaranteed obligations then outstanding, you will pay the amount of the excess to the party entitled thereto.

17. If acceleration of the time for payment of any amount payable by the Borrower in respect of the Indebtedness is stayed upon the insolvency, bankruptcy or reorganization of any of the Debtors or any moratorium affecting the payment of any item of Indebtedness, all such amounts otherwise subject to acceleration will nonetheless be payable by the Guarantors hereunder forthwith on demand by the Lender.

18. If, at any time, all or any part of any payment previously applied by the Lender to any item of Indebtedness is or must be rescinded or returned by the Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, or reorganization of the Borrower), such item of Indebtedness will, for the purpose of this Guarantee, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Lender, and this Guarantee will continue to be effective or be reinstated, as the case may be, as to such item of Indebtedness, all as though such application by the Lender had not been made.

19. All your rights, powers and remedies hereunder and under any other agreement now or at any time hereafter in force between you and the Guarantors shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to you by law and, without restricting the generality of the foregoing, if you hold one or more guarantees executed by the Guarantors relating to Credit extended to the Borrower by you, the amount of the Guarantors' liability imposed by such other guarantee or guarantees shall be added to the amount of the Guarantors' liability imposed by the provisions hereof and the resulting total shall be the amount of the Guarantors' liability.

20. In case of default, you may maintain an action upon this Guarantee whether or not the Borrower is joined therein or separate action is brought against the Borrower or judgment obtained against it. Your rights are cumulative and shall not be exhausted by the exercise of any of your rights hereunder or otherwise against the Guarantors or any of them or by any number of successive actions until and unless all Indebtedness hereby guaranteed has been paid and each of the Guarantors' obligations hereunder has been fully performed.

21. If any provision of this Guarantee is determined in any proceeding by a court of competent jurisdiction to be invalid, illegal, void, unconscionable or to be wholly or partially unenforceable, that provision shall, for the purposes of such a proceeding, be severed from this Guarantee at the Lender's option and shall be treated as not forming a part hereof and all the remaining provisions of this Guarantee shall remain in full force and shall be unaffected thereby to the fullest extent permitted by law.

22. Any notice or demand which you may wish to give may be served on the Guarantors either personally or on his legal personal representative or in the case of a corporation on an officer of the corporation, or by sending the same by registered mail in an envelope addressed to the last known place of address of the person to be served as it appears on your records, and the notice so sent shall be deemed to be served on the second business day following that on which it is mailed.

23. This Guarantee shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract. Without prejudice to the right and ability of the Lender to enforce this Guarantee in any other proper jurisdiction, the Guarantors specifically and irrevocably submit and attorn to the jurisdiction of the courts of the Province of Ontario, and in any action thereon the Guarantors shall be estopped from denying the same; any judgment recovered in the courts of such Province against any Guarantor or his executors, administrators, legal personal representatives, successors and/or assigns shall be binding on him and them. To the full extent permitted by applicable law, the Guarantors irrevocably waive any objection (including any claim of inconvenient forum) that they may now or hereafter have to the venue of any legal proceeding arising out of or relating to this Guarantee in the courts of the Province of Ontario.

24. Any word herein contained importing the singular number shall include the plural and any word importing the masculine gender shall include the feminine gender and any word importing a person shall include corporation, partnership, firm and any entity. The term, "Borrower" shall include both D'Angelo Brands Ltd. and D'Angelo Brands, Inc. and this Guarantee and Postponement of Claim shall be read with all grammatical changes required as a result thereof such that all references to the Borrower shall include both corporations or each Corporation individually as the context requires.

25. The Guarantors shall pay to you on demand (in addition to all debts and liabilities of the Borrower hereby guaranteed) all costs, charges and expenses (including without limitation, lawyer's fees on a full indemnity basis) incurred by you for the preparation, execution and perfection of this Guarantee and of any securities collateral thereto, together with interest thereon at the rate on the applicable item of Indebtedness, calculated from the date of payment by you of each such costs, charges and expenses until payment by the Guarantors hereunder.

26. The Guarantors will pay on demand, and will indemnify and save the Lender harmless from any and all liabilities, costs and expenses (including legal fees and expenses on a full indemnity basis and any sales, goods and services or other similar taxes payable to any governmental authority with respect to any such liabilities, costs and expenses):

     (a)  incurred by the Lender in the enforcement of this Guarantee;

     (b) with respect to, or resulting from, any failure or delay by the Guarantors or any of them in performing or observing any of their obligations under this Guarantee; or

     (c) incurred by the Lender in performing or observing any of the other covenants of the Guarantors or any of them under this Guarantee.

27. This Guarantee is in addition to, not in substitution for, and without prejudice to, any security of any kind (including other guarantees) now or hereafter held by the Lender and any other rights or remedies that the Lender might have.

28. In the event of your making a demand upon the undersigned or any or all of the undersigned upon this Guarantee each of the undersigned shall be held and bound to you directly as principal debtor in respect of the payment of the amounts hereby guaranteed and if there be more than one undersigned then liability hereunder shall be joint and several.

29. This Guarantee and agreement on the part of the Guarantors shall extend to, and enure to, your benefit and the benefit of your successors and assigns and shall be binding on the Guarantors their respective successors and assigns.

30. Time is of the essence with respect to this Guarantee and the time for performance of the obligations of the Guarantors under this Guarantee may be strictly enforced by the Lender.

31. The Guarantors each acknowledge receipt of a fully executed copy of this Guarantee.


     IN WITNESS WHEREOF the Guarantors have hereto set their hand and seal, this 19th day of December, 2002.




/s/ Frank D'Angelo                             /s/ Giuseppe D'Angelo
-----------------------------                  ---------------------------------
Frank D'Angelo                                 Giuseppe D'Angelo